                                                                      EXHIBIT 32

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned, the Chief Executive Officer and President and Executive Vice President, Chief Financial Officer and Chief Operating Officer of ValueVision Media, Inc. (the "Company"), certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Quarterly Report on Form 10-Q of the Company for the period ended October 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                /s/ William J. Lansing
                                --------------------------------------------
                                William J. Lansing
                                Chief Executive Officer and President
                                (Principal Executive Officer)

                                /s/ Frank P. Elsenbast
                                --------------------------------------------
                                Frank P. Elsenbast
                                Vice President, Acting Chief Financial Officer (Principal Financial Officer)

December 10, 2004